Exhibit 99.1




                         COMMON STOCK PURCHASE AGREEMENT



                                     between



                           PIONEER DRILLING COMPANY,

                                    as Seller


                                       and


                          CHESAPEAKE ENERGY CORPORATION

                                  as Purchaser


                                   dated as of


                                 March 31, 2003

                                                                   Exhibit 99.1


                               TABLE OF CONTENTS


1.    Purchase and Sale
   1.1   Consideration.......................................................1
   1.2   Authorization.......................................................1
   1.3   Preemptive Rights...................................................1
   1.4   Registration Rights Agreement.......................................2
   1.5   Observation and Information Rights..................................3
   1.6   Company Right of First Offer........................................3
2.    The Closing............................................................4
   2.1   Closing Date........................................................4
   2.2   Payment and Delivery................................................4
3.    Representations and Warranties of the Company..........................4
   3.1   Organization and Existence..........................................4
   3.2   Capitalization: Ownership of Stock: Authorization...................4
   3.3   No Conflicts........................................................5
   3.4   Authority; Enforceability...........................................5
   3.5   Litigation; Contingencies...........................................6
   3.6   Subsidiaries........................................................6
   3.7   Title to Assets (Personal Property).................................6
   3.8   Consents............................................................7
   3.9   Proprietary Rights..................................................8
   3.10     Financial Statements.............................................8
   3.11     Compliance with Laws; OSHA.......................................8
   3.12     Labor Matters....................................................9
   3.13     ERISA............................................................9
   3.14     Environmental Matters............................................9
   3.15     Permits and Licenses............................................10
   3.16     Insurance.......................................................10
   3.17     Taxes...........................................................10
   3.18     Absence of Certain Developments.................................11
4.    Representations and Warranties of the Purchaser.......................11
   4.1   No Conflict........................................................11
   4.2   Authority; Enforceability..........................................11
   4.3   Consents...........................................................12
   4.4   Investment Representatives.........................................12
5.    Nature and Survival of Representations and Warranties; Indemnity......12
   5.1   Survival of Representations and Warranties.........................12
   5.2   Indemnity by the Company...........................................13
   5.3   Indemnity by the Purchaser.........................................13
   5.4   Limitation of Liability............................................13
   5.5   Exclusive Remedy...................................................14
6.    Miscellaneous.........................................................14
   6.1   Financial Statements and Other Information.........................14
   6.2   Expenses...........................................................14
   6.3   Notices............................................................14
   6.4   Entire Agreement; Amendments.......................................15
   6.5   Assignment.........................................................15
   6.6   Brokers............................................................15
   6.7   No Third Party Rights..............................................16
   6.8   Counterparts.......................................................16
   6.9   Headings: Interpretation...........................................16
   6.10     Governing Law...................................................16
   6.11     Arbitration.....................................................16
   6.12     Severability....................................................17


                                   SCHEDULES


Schedule 3.7(a).........................      Liens Against Assets
Schedule 3.7(c).........................      Use of Real Property
Schedule 3.9............................      Proprietary Rights
Schedule 3.10...........................      Changes to Financial Statements
Schedule 3.11...........................      Compliance With Laws
Schedule 3.13...........................      ERISA
Schedule 3.14...........................      Environmental Matters and Permits
Schedule 3.18...........................      Absence of Certain Developments

                                                                   Exhibit 99.1


                         COMMON STOCK PURCHASE AGREEMENT


     THIS COMMON STOCK PURCHASE AGREEMENT, dated effective as of March 31, 2003 ("Agreement", between Chesapeake Energy Corporation, an Oklahoma corporation (the "Purchaser"), and Pioneer Drilling Company, a Texas corporation (the "Company").

                              W I T N E S S E T H:

     WHEREAS, subject to the terms and conditions of this Agreement, the Company desires to obtain additional equity funding, and the Purchaser desires to make an investment in the Company;

     NOW,   THEREFORE,   in   consideration   of   the   premises   and  of  the
representations, warranties and covenants herein contained, the parties hereby agree as follows:

        1.     PURCHASE AND SALE.

               1.1 CONSIDERATION. The Company hereby agrees to issue and sell to the Purchaser 5,333,333 shares of the common stock (the "Shares"), par value $0.10 per share, of the Company ("Common Stock"), and the Purchaser hereby agrees to purchase the Shares for an aggregate purchase price of $20,000,000 in cash (the "Purchase Price"), payable by wire transfer of immediately available funds at the closing hereunder being effected concurrently with the execution and delivery of this Agreement by the parties hereto (the "Closing").

               1.2 AUTHORIZATION. The Company agrees that the Shares to be issued and sold to the Purchaser shall be duly authorized and issued, and shall be fully paid, nonassessable and shall not be subject to any fees, encumbrances, pledges or "adverse claims" (as Section 8.102(a)(1) of the Uniform Commercial Code of the State of Texas defines that term), and upon delivery to the Purchaser will vest full, valid and legal title to the Shares in the Purchaser.

               1.3 PREEMPTIVE RIGHTS. The Company hereby grants to the Purchaser the preemptive right to acquire a percentage of any additional capital stock of any class or series, or debt convertible into capital stock (collectively, "Preemptive Right Securities"), the Company may issue equal to the percentage of the outstanding Common Stock held by the Purchaser immediately preceding any such issuance (assuming the conversion of all outstanding convertible preferred stock or debt) (the "Purchaser' Pro Rata Amount"). This preemptive right shall terminate in the event the Purchaser holds less than 10% of the outstanding Common Stock of the Company. This preemptive right shall also terminate on the fourth anniversary of the approval for listing of the Common Stock on the American Stock Exchange (the "AMEX"); provided, however, in the event the Common Stock at any time hereafter shall not be listed on the AMEX or on another nationally recognized securities exchange or, in lieu thereof, included in the Nasdaq Stock Market, the preemptive rights shall be reinstated, subject to any other independent basis for termination (including as provided in the immediately preceding sentence). This preemptive right shall not apply to the issuance of capital stock issued pursuant to warrants, options or other rights to acquire capital stock currently outstanding or that may hereafter be granted by the Company to any employee, consultant or director under any existing or future option plan or other incentive plan of the Company or under any option, warrant or other rights to acquire capital stock that is or has been approved by the shareholders of the Company.

               (a) ISSUANCES FOR CASH.  Subject to the other  provisions of this
     Section 1.3, upon the issuance by the Company of Preemptive Right Securities in exchange for cash, the Purchaser shall have the right to purchase the Purchaser's Pro Rata Amount of the Preemptive Right Securities for the same cash purchase price and on the same terms as the other purchasers of such Preemptive Right Securities, except in the case of an underwritten public offering of securities registered under the Securities Act of 1933, as amended (the "Securities Act"), in which case the Purchaser's purchase price shall be the cash purchase price at which the Preemptive Right Securities are offered to the public. Upon receipt of written notice from the Company of the Company' intent to issue Preemptive Right Securities for cash, the Purchaser shall provide written notice to the Company of its intent to exercise or not to exercise its preemptive rights within 10 days of the Purchaser' receipt of such notice from the Company. Failure of the Purchaser to provide notice within such 10 days shall be deemed to be a waiver of such preemptive rights. Any issuance of Preemptive Right Securities for cash not completed within 60 days of the date notice is provided by the Company to the Purchaser as provided in the preceding sentence hereof shall be deemed to be a new issuance of Preemptive Right Securities to which this subparagraph applies.

                                                                    Exhibit 99.1


               (b) ISSUANCES FOR OTHER THAN CASH. Subject to the other provisions of this Section 1.3, upon the issuance by the Company of
Preemptive Right Securities in exchange for any consideration other than cash, the Purchaser shall have the right to purchase the Purchaser' Pro Rata Amount of the Preemptive Right Securities at a cash price per share equal to the value per share received by the Company as consideration for the issuance of the Preemptive Right Securities as determined by the Board of Directors of the Company in good faith; provided, however, that, if such Preemptive Right Securities are regularly traded, then the purchase price per share shall be no less than the average of the average daily trading price of actual trades of such Preemptive Right Securities for the 30 trading days preceding the date on which written notice of the Company's intent to issue Preemptive Right Securities is delivered to the Purchaser in accordance with the following sentence. Upon receipt of written notice from the Company of the Company's intent to issue Preemptive Right Securities for any consideration other than cash, the Purchaser shall provide written notice to the Company of its intent to exercise or not to exercise its preemptive rights within 10 days of the Purchaser's receipt of such notice from the Company. Failure of the Purchaser to provide notice within such 10 days shall be deemed to be a waiver of such preemptive rights. Any issuance of Preemptive Right Securities for any consideration other than cash not completed within 120 days of the date notice is provided by the Company to the Purchaser as provided in the preceding sentence hereof shall be deemed to be a new issuance of Preemptive Right Securities to which this subparagraph applies. Notwithstanding anything to the contrary contained in this Agreement, the Purchaser shall have no preemptive rights with respect to a merger, plan of exchange or other combination involving the Company that requires the approval of the shareholders of the Company and with respect to which such approval is obtained.

               1.4 REGISTRATION RIGHTS AGREEMENT. Simultaneous with the execution of this Agreement, the Company and the Purchaser are entering into a Registration Rights Agreement in form and substance of Exhibit A attached hereto (the "Registration Rights Agreement").

               1.5 OBSERVATION AND INFORMATION  RIGHTS. So long as the Purchaser owns at least five percent (5%) of the capital stock of the Company and no Purchaser representative is serving as a member of the Company's board of directors, the Purchaser will have the right to designate one representative of the Purchaser to attend and observe all meetings of the board of directors of the Company, all meetings of committees of such board and all meetings of the board of directors of each of the subsidiaries of the Company. Subject to the confidentiality provisions and other restrictions set forth below, the Company will provide such designated observer with all notices, materials and information provided to any of the members of the boards of directors or committees at the same time as such notices, materials and information are provided to the directors including, without implied limitation, any written consent by the directors and any notices, material or information regarding such written consent. The Company will promptly pay or reimburse each such designated observer for all reasonable out-of-pocket expenses incurred in connection with attending board or committee meetings of the Company or any subsidiary. The parties agree that the designated observer will leave for that portion of any meeting where outside legal counsel is discussing any legal matter with the board of directors in a situation where the presence of the observer is, in the reasonable opinion of such counsel, potentially able to impair the successful assertion of the attorney client privilege with respect to the matter being so discussed. The Purchaser will, and will cause its designated observer to, (i) maintain the confidentiality of all material nonpublic information disclosed to either of them pursuant to the foregoing provisions and (ii) refrain from trading in shares of Common Stock or any other securities of the Company while in possession of any such material nonpublic information. The Company's obligations pursuant to this Section 1.5 shall be subject to the Company's receipt of a written acknowledgement of the Purchaser's designated observer which acknowledges his obligation as provided in the immediately preceding sentence.

                                                                    Exhibit 99.1


               1.6 COMPANY RIGHT OF FIRST OFFER.  The  Purchaser  agrees that it will not sell, transfer or otherwise dispose of any Common Stock other than into the public trading market under Rule 144 or incident to any registration right granted by the Company to the Purchaser without first offering the stock the Purchaser desires to transfer (the "Disposition Stock") to the Company in writing  (the  "Disposition  Notice")  at  the  price  and  on  the  terms  (the
"Disposition   Terms")  under  which  the  Purchaser  desires  to  transfer  the
Disposition Stock. Upon receipt of any Disposition Notice, the Company shall have the assignable right to acquire the Disposition Stock from the Purchaser upon the Disposition Terms at any time within 45 days following the Company's receipt of the Disposition Notice (the "Company Disposition Period"), so long as the Company shall provide the Purchaser with an affirmative written acknowledgment of its intent to acquire the Disposition Stock within 10 days after the Company's receipt of the Disposition Notice. If the Company or its assignee does not take all action necessary to purchase the Disposition Stock upon the Disposition Terms within the Company Disposition Period, the Purchaser may complete a disposition of the Disposition Stock to any third party strictly upon the Disposition Terms and in a manner conforming to applicable securities laws during the 45 day period following the end of the Company Disposition Period, but not thereafter, unless the Purchaser submits a further Disposition Notice pursuant to the terms of this paragraph. The requirements of this paragraph shall not apply to the pledge or gift of Common Stock by the Purchaser or a disposition to an affiliate of the Purchaser or to a disposition approved by the Board of Directors of the Company; provided, however, that any affiliate transferee or donee of Common Stock shall first be required to agree in writing to be bound by the terms of this Section 1.6. The Purchaser agrees that certificates representing Common Stock subject to this Section 1.6 may be legended in order to provide notice of the Company's right of first refusal set forth in this Section 1.6 to third parties.

        2.     THE CLOSING.

               2.1 CLOSING DATE. The Closing shall take place at the offices of the Company, 9310 Broadway, Building I, San Antonio, Texas, on March 31,
2003 (the "Closing Date"), concurrently with the execution and delivery of this Agreement.

               2.2 PAYMENT AND DELIVERY. At the Closing, the Purchaser shall pay the Purchase Price by transferring immediately available funds by wire transfer to the Company. At the Closing, the Company will deliver to the Purchaser certificates representing the Shares. The certificates for Shares shall be subject to a legend restricting transfer under the Securities Act, and referring to restrictions on transfer herein, such legend to be substantially as follows:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AS TO THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT ANY PROSPECTUS DELIVERY REQUIREMENTS ARE NOT APPLICABLE. THE SHARES WERE PURCHASED UNDER AN AGREEMENT THAT INCLUDES ADDITIONAL RESTRICTIONS ON THEIR TRANSFER AND COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

The Shares may also include any legend required under the laws of any state or other jurisdiction.

     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Purchaser that, as of the date of this Agreement:

               3.1 ORGANIZATION AND EXISTENCE. The Company is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power to carry on its business as now conducted and is qualified to do business in those jurisdictions where its lease of property or the conduct of its business requires such qualification, except where the failure to do so would not have a Material Adverse Effect (as defined below). The Company has delivered to the Purchaser complete and correct copies of the Articles of Incorporation and Bylaws of the Company as in effect on the date hereof. As used in this Agreement, the term "Material Adverse Effect shall mean an event, circumstance, loss, development or effect that would result in a material adverse effect on the business, operations, assets, condition (financial or other) or results of operations of the Company.

                                                                    Exhibit 99.1


               3.2 CAPITALIZATION: Ownership of Stock: Authorization. The Company has 100,000,000 authorized shares of Common Stock and 10,000,000 authorized  shares of its preferred  stock,  issuable in series (the  "Preferred
Stock"). As of December 31, 2002, the Company had (a) 16,167,459 issued and outstanding shares of Common Stock; (b) no shares of Preferred Stock outstanding; (c) no treasury shares; and (d) convertible secured debentures outstanding that may be converted into 6,500,000 underlying shares of Common Stock. As of December 31, 2002, the Company had granted or was authorized to grant stock options that may be exercised for up to 3,000,000 underlying shares of Common Stock pursuant to existing stock option plans approved by the Company's shareholders. Other than the registration rights granted to the Purchaser in accordance with the transactions contemplated hereby, the Company has granted registration rights that are currently in effect only to (a) WEDGE Energy Services, L.L.C. ("Wedge"), in the form of demand and piggy-back registration rights, and (b) two of its officers and directors, Wm. Stacy Locke and Michael E. Little, in the form of piggy-back registration rights, and no other individual or entity currently has any registration rights of any kind or nature (other than rights under Form S-8), including demand or piggy-back registration rights. The Company has granted Wedge preemptive rights, as set forth in that certain Common Stock Purchase Agreement by and between the Company and Wedge dated as of May 18, 2001, a copy of which has been made available to the Purchaser. Wedge has executed an instrument waiving its preemptive rights with respect to the issuance of the Shares being effected hereby. Except as set forth in this Section 3.2, there are no other options, warrants, rights, conversion rights, phantom rights, preemptive rights or any other rights of any party to receive equity of the Company. Upon issuance of the Shares to the Purchaser, the Purchaser will be the record and beneficial owner of the Shares and the Shares will be duly authorized, validly issued and outstanding, fully paid and nonassessable. As a result of the issuance of the Shares, the Company is not, nor will it become, obligated to issue any additional shares of capital stock (preferred or common) to any officer, director, shareholder or other party.

               3.3 NO CONFLICTS. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company, and performance by the Company hereunder and thereunder, will not result in a violation or breach of any term or provision of or constitute a default or accelerate the performance required under the Articles of Incorporation or Bylaws of the Company or any material indenture, mortgage, deed of trust or other contract or agreement to which the Company is a party or by which its assets are bound, or violate any order, writ, injunction or decree of any court, administrative agency or governmental body.

               3.4 AUTHORITY; ENFORCEABILITY. The Company has full right, power and authority to execute and deliver this Agreement and the Registration
Rights Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby to be performed by the Company have been duly and validly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings are necessary to authorize the execution and delivery of this Agreement and the Registration Rights Agreement by the Company or to consummate the transactions contemplated hereby to be performed by the Company. This
Agreement and the Registration Rights Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as that enforcement may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights, by the availability of injunctive relief or specific performance and by general principles of equity and, in the case of the Registration Rights Agreement, any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

               3.5 LITIGATION; CONTINGENCIES. Except as described in the Reports (as defined in Section 3.10), there is no action, suit or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries before any court, agency or arbitrator that would result in any Material Adverse Effect or that questions the validity of any action taken or to be taken pursuant to on in connection with this Agreement or the Registration Rights Agreement.

                                                                    Exhibit 99.1


               3.6 SUBSIDIARIES. Other than subsidiaries that have no assets, liabilities or operations, the Company has no subsidiaries or any material equity interests in any other corporation, partnership or joint venture except as follows: The Company owns 100% of PDC Investment Corp., a Delaware corporation. PDC Investment Corp. is the sole limited partner with a 99% partnership interest in Pioneer Drilling Services, Ltd., a Texas limited partnership. The Company owns 100% of PDC MGMT. Co., a Texas corporation. PDC MGMT. Co. is the sole general partner of Pioneer Drilling Services, Ltd. and holds a 1% partnership interest in such limited partnership. Pioneer Drilling Services, Ltd., holds substantially all of the operating assets of the consolidated group consisting of the Company, PDC Investment Corp., Pioneer Drilling Services, Ltd., and PDC MGMT. Co.

               3.7 TITLE TO ASSETS (PERSONAL PROPERTY).

               (a) Except as set forth on Schedule 3.7(a) and except for those assets leased under leases identified on Schedule 3.7(a), the Company or one of its subsidiaries is the owner of, and has marketable title to, free and clear of all Liens (as defined below), except Permitted Lines (as defined below), the personal property shown or reflected on the December 31, 2002 balance sheet of the Company included in the Reports, except for (i) cash expended, and (ii) inventories and other assets used or sold and receivables collected in the ordinary course of business since December 31, 2002. The Company and its subsidiaries have maintained all their tangible personal properties material to the business of the Company and its subsidiaries, taken as a whole, in good repair, working order and operating condition, subject to ordinary wear and tear, and all such assets are suitable for the purposes for which they are presently being used. As used in this Agreement, the term "Lien" means, with respect to any property or other asset of any person (in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise), any mortgage, lien, security interest, pledge, attachment, levy or other charge or encumbrance of any kind thereupon or in respect thereof or any "adverse claims" (as Section 8.102(a)(i) of the Uniform Commercial Code of the State of Texas defines that term). As used in this Agreement, the term "Permitted Liens" means, with respect to the property or other assets of the Company: (i) Liens for taxes if the same are not at the time due and delinquent or are being contested; (ii) Liens of mechanics, laborers, landlords, operators and materialmen and similar Liens, arising in the ordinary course of business; (iii) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance and other social security legislation; (iv) Liens incurred in the ordinary course of business in connection with deposit accounts or to secure the performance of trade contracts, statutory obligations, surety and appeal bonds, performance and return-of-money bonds and other obligations of like nature; and (v) Liens securing purchase money indebtedness as set forth on Schedule 3.7)(a), so long as those Liens do not attach to any property or other assets other than the properties or other assets purchased with the proceeds of that indebtedness.

               (b) (i) All leases to which the Company or any subsidiary is a party are valid and binding on the Company or such subsidiary, as the case may be, and ,to the knowledge of the Company, the other party or parties thereto, and in full force and effect, (ii) the Company or one of its subsidiaries is in peaceful possession of the real property or personal property that is subject thereto, (iii) neither the Company nor any of its subsidiaries is in default of any material provision of any such lease, except for any such default as would not result in a Material Adverse Effect, and (iv) to the knowledge of the Company, no event has occurred that with the giving of notice, the passage of time or both, would become a default under any such lease, except for any such default as would not result in a Material Adverse Effect.

               (c) Except as set forth on Schedule 3.7(c), the Company and its subsidiaries have all easements, rights-of-way and similar authorizations required for the use of the real property leased by the Company and its subsidiaries and used in the conduct of the business as heretofore conducted, excluding any easements, rights-of-way and similar authorizations the absence of which do not materially impair the use of such real property (the "Easements"). To the knowledge of the Company, no party to any Easement is in default of any provision of any easement or any covenant, restriction or other agreement encumbering any of the real property, except for any such default as would not result in a Material Adverse Effect, and, to the knowledge of the Company, no event that with the giving of notice, the passage of time or both would become a default has occurred under any Easement or any covenant, restriction or other agreement encumbering any of the real property, except for any such default as would not result in a Material Adverse Effect. No real property, or any portion thereof, occupied by the Company or any of its subsidiaries has been condemned or otherwise taken by any public authority, and neither the Company nor any of its subsidiaries has received written notice that any such condemnation or taking is threatened or contemplated.

                                                                    Exhibit 99.1


               (d) (i) Neither the properties owned or occupied by the Company or any of its subsidiaries nor the occupancy or operation thereof is in violation of any law or any building, zoning or other ordinance, code or regulation, except for any such violation as would not result in a Material Adverse Effect; (ii) no notice from any governmental body has been served upon the Company or any of its subsidiaries or upon any property owned or occupied by the Company or any of its subsidiaries claiming any material violation of any such law, ordinance, code or regulation or requiring, or calling to the attention of the Company the need for, any work, repair, construction, alteration or installation on or in connection with any such properties that has not been complied with; and (iii) there is no encroachment of the improvements located on the real property owned or occupied by the Company or any of its subsidiaries upon any adjoining property, or of improvements located on any adjoining property upon any property owned or occupied by the Company or any of its subsidiaries, except for any such encroachment as would not result in a Material Adverse Effect.

               3.8 CONSENTS. The Company is not required to obtain any consent from or approval of any court, governmental entity or any other person in connection with the execution, delivery or performance by it of this Agreement or the Registration Rights Agreement and the transactions contemplated hereby, except such filings as may be required to be made with the Securities and Exchange Commission and the American Stock Exchange and with any state or foreign "blue sky" or securities regulatory authority. The consummation of the transactions contemplated by this Agreement will not require the approval of any entity or person in order to prevent the termination of any material right, privilege, license or agreement of the Company.

               3.9 PROPRIETARY RIGHTS. Except as set forth on Schedule 3.9, the Company and its subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights and proprietary information used or held for use in connection with their respective businesses as currently being conducted, except where the failure to own or possess such licenses and other rights would not have a Material Adverse Effect, and there are no assertions or claims challenging the validity of any of the foregoing that would have a Material Adverse Effect. The conduct of the Company' and its subsidiaries' respective businesses as currently conducted does not conflict with any patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights or copyrights of others in any way that would have a Material Adverse Effect. There is no infringement of any proprietary right owned by or licensed by or to the Company or any of its subsidiaries that would have a Material Adverse Effect.

               3.10 FINANCIAL STATEMENTS. The Company has made available to the Purchaser its Annual Report on Form 10-K for the fiscal year ended March
31, 2002, the definitive Proxy Statement dated July 10, 2002 for the Annual Meeting of Shareholders to be held on August 16, 2002, its Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2002, September 30, 2002 and December 31, 2002, a report of Form 8-K dated July 3, 2002 and filed July 18, 2002, a report on Form 8-K dated August 8, 2002 and filed August 9, 2002, and a report on Form 8-K dated December 23, 2002 and filed January 3, 2003 (collectively, the "Reports"). As used in this Agreement, the term "Financial Statements" means the unaudited balance sheet and statements of operations and cash flows for the Company as of and for the fiscal quarter ended December 31, 2002 and included in its Report on Form 10-Q for the quarter ended December 31, 2002. The Financial Statements have been prepared in conformity with generally accepted accounting principles, consistently applied, except as otherwise stated therein and except for the absence of footnote disclosures and normal year-end adjustments. Except as set forth on Schedule 3.10, all of the Financial Statements present fairly in all material respects the financial position and the results of operations of the Company and its subsidiaries as of the dates and for the periods shown therein, and to the knowledge of the Company, there has been no Material Adverse Effect on the financial condition of the Company since December 31, 2002.

                                                                    Exhibit 99.1


     Except as disclosed in the Reports, the Financial Statements or as set forth on Schedule 3.10, to the knowledge of the Company, neither the Company nor any of its subsidiaries has any debt, liability or obligation, contingent or otherwise, that would have a Material Adverse Effect.

               3.11 COMPLIANCE WITH LAWS; OSHA. To the knowledge of the Company, the Company and its subsidiaries are in compliance with all applicable laws, ordinances, statutes, rules, regulations and orders promulgated by any court or federal, state or local governmental body or agency relating to its assets and business, except for such violations or failures to comply that would not result in a Material Adverse Effect. Except as set forth on Schedule 3.11, since January 1, 2000, neither the Company nor any of its subsidiaries has received any notice, citation, claim, assessment or proposed assessment alleging any violation of any federal, state or local safety and health laws, except for any such violations as would not result in a Material Adverse Effect.

               3.12 LABOR MATTERS. There is no labor strike or labor disturbance pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries has experienced any work stoppage or other material labor disturbance within the past three years. Neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement with respect to its employees and, to the knowledge of the Company, there are no current attempts to organize its employees.

               3.13  ERISA.  Except  as set  forth in any of the  Reports  or on
     Schedule 3.13, neither the Company nor any of its subsidiaries maintains or sponsors any pension, retirement, savings, deferred compensation or profit-sharing plan or any stock option, stock appreciation, stock purchase, performance share, bonus or other incentive plan, severance plan, health, group insurance or other welfare plan, or other similar plan or any "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), under which the Company has any current or future obligation or liability or under which any employee or former employee (or beneficiary of any employee or former employee) of the Company has or may have any current or future right to benefits on account of employment with the Company (the term "plan" shall include any contract, agreement, policy or understanding, each such plan being hereinafter referred to individually as a "Plan"). Each Plan intended to be qualified under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), is, and has been determined by the Internal Revenue Service to be, qualified under Sections 401(a) and 501(a) of the Code and, since such determination, no amendments to or failure to amend any such Plan or any other circumstances adversely affects its tax qualified status. There has been no prohibited transaction within the meaning of Section 4975 of the Code and Section 406 of Title I of ERISA with respect to any Plan that is subject to the prohibited transaction requirements of the Code or ERISA.

               3.14 ENVIRONMENTAL MATTERS.  Except as set forth on Schedule 3.14
     (a) the Company and each of its subsidiaries have obtained all Environmental Permits (as defined below) that are required with respect to their respective businesses, operations and properties, either owned or leased, except where the failure to have obtained any such Environmental Permit would not have a Material Adverse Effect, and (b) the Company, each of it subsidiaries, and their respective properties are in compliance with all terms and conditions of all applicable Requirements of Environmental Law and Environmental Permits, in each case except as would not have a Material Adverse Effect. Except as would not have a Material Adverse Effect or as set forth in any of the Reports or on
Schedule 3.14, there are no Environmental Claims pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries has received any notice from any governmental authority of any unresolved violation or liability arising under any Requirements of Environmental Law or Environmental Permit in connection with its assets, businesses or operations, except for any such violation or liability as would not have a Material Adverse Effect.

                                                                    Exhibit 99.1


               "Environmental   Claim"   means   any  third   party   (including
     governmental agencies and employees) action, lawsuit, claim or proceeding (including claims or proceedings under the Occupational Safety and Health Act or similar laws relating to safety of employees) that seeks to impose liability for
(a) pollution or contamination of the ambient air, surface water, ground water or land; (b) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation; (c) exposure to hazardous or toxic substances; (d) the safety or health of employees; or (e) the transportation, processing, distribution in commerce, use or storage of hydrocarbons or chemical substances. An Environmental Claim includes, but is not limited to, a common law action, as well as a proceeding to issue, modify or terminate an Environmental Permit. "Environmental Permit" means any permit, license, approval or other authorization under any applicable law, regulation and other requirement of the United States or any foreign country or of any state, municipality or other subdivision thereof relating to pollution or protection of health or the environment, including laws, regulations or other requirements relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous substances or toxic materials or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of hydrocarbons or chemical substances, pollutants, contaminants or hazardous or toxic materials or wastes.

               "Requirements of Environmental Law" means all requirements in effect on the Closing Date imposed by any applicable law, rule, regulation or order  of any  federal,  foreign,  state  or  local  executive,  legislative, judicial, regulatory or administrative agency, board or authority with jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets that relate to (a) pollution or protection of the ambient air, surface water, ground water or land; (b) solid, gaseous or liquid waste generation, treatment, storage, disposal or transportation; (c) exposure to hazardous or toxic substances; (d) the safety or health of employees; or (e) regulation of the manufacture, processing, distribution in commerce, use or storage of hydrocarbons or chemical substances.

               3.15 PERMITS AND LICENSES. The Company and its subsidiaries have all licenses, permits and other authorizations necessary for the conduct of their respective businesses as they are currently being conducted, except where the failure to hold any such licenses, permits or authorizations would not have a Material Adverse Effect.

               3.16 INSURANCE. The Company and its subsidiaries maintain insurance policies (together with all riders and amendments) relating to the assets or the businesses of the Company and its subsidiaries with coverage limits in amounts that the Company believes are sufficient to protect against any material claim for casualty or property damage. Such insurance policies are in full force and effect and all premiums due thereon have been paid or accrued on the books of the Company.

               3.17 TAXES. The Company and its subsidiaries have filed all material tax returns and reports required by law to be filed, or filed extensions for any period in which a tax return was due, and, as of December 31, 2002, have paid or accrued on the Financial Statements all taxes, assessments and other governmental charges that are due and payable, except for any such items as are being contested in good faith as set forth on Schedule 3.17. The charges, accruals and reserves on the books of the Company in respect of taxes for all prior fiscal periods are considered adequate by the Company, and the Company knows of no assessment for additional taxes for any of such fiscal years or any basis therefor, except for any such assessment as would not have a Material Adverse Effect. All tax returns and reports that have been filed by the Company and its subsidiaries are complete in all material respects. To the knowledge of the Company, no claim has been made that the Company or any of its subsidiaries is subject to a tax in any jurisdiction in which the Company or any of its subsidiaries has not filed a return and that remains unpaid as of the Closing Date. The Company and its subsidiaries have withheld and paid all material amounts of taxes required to have been withheld and paid in connection with amounts previously paid to any employee, independent contractor, creditor, stockholder or other third party. Since January 1, 2000, (i) neither the Company nor any of its subsidiaries has been the subject of an audit and (ii) neither the Company not any of its subsidiaries has waived any statute of limitations or agreed to an extension of time with respect to a tax assessment or deficiency.

                                                                    Exhibit 99.1


               3.18 ABSENCE OF CERTAIN DEVELOPMENTS. Since December 31, 2002, there has been no change in the business or operations of the Company or any of its subsidiaries that would have a Material Adverse Effect, except changes in the ordinary course of business. Except as set forth on Schedule 3.18, the Company has not, since the date of the Financial Statements, directly or indirectly, declared or paid any dividend or ordered or made any other distribution on account of any shares of any class of the capital stock of the Company. The Company has not, since such date, directly or indirectly redeemed, purchased or otherwise acquired any such shares or agreed to do so or set aside any sum or property for any such purpose.

        4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to the Company that, as of the date of this
Agreement:

               4.1 NO CONFLICT. The execution and delivery of this Agreement and the Registration Rights Agreement by the Purchaser, and performance by the
Purchaser hereunder and thereunder will not result in a violation or breach of any term or provision of or constitute a default or accelerate the performance required under the Articles of Incorporation or Bylaws of the Purchaser or any material indenture, mortgage, deed of trust or other contract or agreement to which the Purchaser is a party or by which its assets are bound, or violate any order, writ, injunction or decree of any court, administrative agency or governmental body.

               4.2  AUTHORITY;  ENFORCEABILITY.  The  Purchaser  has full right, power and authority to execute and deliver this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby to be performed by the Purchaser have been duly and validly authorized by all necessary corporate action on the part of the Purchaser, and no other corporate proceedings are necessary to authorize the execution and delivery of this Agreement and the Registration Rights Agreement by the Purchaser or to consummate the transactions contemplated hereby to be performed by the Purchaser. This Agreement and the Registration Rights Agreement will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their respective terms, except as that enforcement may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights, by the availability of injunctive relief or specific performance and by general principles of equity.

               4.3 CONSENTS. The Purchaser is not required to obtain any consent from or approval of any court, governmental entity or any other person in connection with the execution, delivery or performance by it of this Agreement or the Registration Rights Agreement and the transactions contemplated hereby. The consummation of the transactions contemplated by this Agreement will not require the approval of any entity or person in order to prevent the termination of any material right, privilege, license or agreement of the Purchaser.

               4.4 INVESTMENTS REPRESENTATIVES. The Purchaser is an "credited investor" within the meaning of Regulation D promulgated by the Securities and  Exchange  Commission  under  the  Securities  Act,  and (by  virtue  of its experience in evaluating and investing in private placement transactions of securities in companies similar to the Company) it is capable of evaluating the merits and risks of its investment in the Company. The Purchaser acknowledges that it has had the opportunity to ask questions of the officers of the Company. In reaching the conclusion that it desires to acquire the Shares, the Purchaser has evaluated its financial resources and investment position and the risks associated with this investment and acknowledges that it is able to bear the economic risks of this investment. As of the date hereof, the Purchaser represents, warrants and agrees that it is acquiring the Shares solely for its own account, for investment, and not with a view to the distribution or resale thereof. The Purchaser further represents that its present financial condition is such that it is not under any present necessity or constraint to dispose of such Shares to satisfy any existing or contemplated debt or undertaking and that the investment is suitable for the Purchaser upon the basis of the Purchaser's other security holdings, financial situation and needs. The Purchaser acknowledges and understands that it must bear the economic risk of this investment for an indefinite period of time because the offering of the Shares has not been registered under the Securities Act and, accordingly, the Shares must be held indefinitely unless subsequently registered under the Securities Act and applicable state and other securities laws or unless an exemption from such registration is available. The Purchaser agrees that any certificates evidencing the Shares must bear a legend restricting the transfer thereof as set forth in Section 2.2 and that a notice may be made in the records of the Company or to its transfer agent restricting the transfer of the Shares in a manner consistent with the foregoing.

                                                                    Exhibit 99.1


        5.     NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNITY.

               5.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All covenants, agreements, representations and warranties made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing; provided, however, that for purposes of the indemnification provided for in this Article 5, (a) the representations and warranties set forth in Article 3 and 4 (other than Sections 3.2, 3.5, 3.13, 3.14 and 3.16) shall survive until the second anniversary of the Closing Date, (b) the representations and warranties of the Company set forth in Sections 3.5, 3.13 and 3.14 shall survive until the fourth anniversary of the Closing Date, and (c) the representations and warranties of the Company set forth in Sections 3.2 and
3.16 shall survive for the applicable limitations period established by law (the "Surviving Representations and Warranties"), whereupon they will terminate and expire. After a Surviving Representation and Warranty has terminated and expired, no indemnification will or may be sought under this Article 5 by any person who would have been entitled under this Article 5 to indemnification on the basis of that Surviving Representation and Warranty prior to such termination and expiration; provided, however, that no claim for indemnification hereunder based on a Surviving Representation and Warranty, written notice of which is presented to the indemnifying party prior to the termination and expiration of such Surviving Representation and Warranty, will be affected in any way by that termination and expiration.

               5.2 INDEMNITY BY THE COMPANY. The Company shall indemnify and hold harmless the Purchaser and the officers, directors, managers, agents, affiliates and representatives of the Purchaser (the "Purchaser Indemnitees") from and against, and shall reimburse the Purchaser Indemnitees for, any loss, liability, damage or expense, including reasonable attorneys' fees and costs of investigation incurred as a result thereof, that the Purchaser shall incur or suffer (collectively, the "Purchaser Recoverable Losses"), arising out of or resulting from (a) any misrepresentation or breach of any representation or warranty contained in Article 3 hereof on the part of the Company, or (b) any nonfulfillment or breach of any agreement or covenant under or pursuant to this Agreement or the Registration Rights Agreement on the part of the Company.

               5.3 INDEMNITY BY THE PURCHASER. The Purchaser shall indemnify and hold harmless the Company and the officers, directors, managers, agents, affiliates and representatives of the Purchaser (the "Company Indemnitees") from and against, and shall reimburse the Company Indemnitees for, any loss, liability, damage or expense, including reasonable attorneys' fees and cost of investigation incurred as a result thereof, that the Company shall incur or suffer (collectively, the "Company Recoverable Losses") arising out of or resulting from (a) any misrepresentation or breach of any representation or warranty contained in Article 4 hereof on the part of the Purchaser, or (b) any nonfulfillment or breach of any agreement or covenant under or pursuant to this Agreement or the Registration Rights Agreement on the part of the Purchaser.

               5.4 LIMITATION OF LIABILITY.

               (a) Notwithstanding any liability that the Company or the Purchaser may incur in Sections 5.2 and 5.3, respectively, above, the
Company shall not be obligated for a Purchaser Recoverable Loss, and the Purchaser shall not be obligated for a Company Recoverable Loss, unless and until such loss, individually, or in the aggregate, shall exceed $250,000, in which case the Company or the Purchaser, as the case may be, shall be obligated for all amounts in excess thereof. In no event will the liability of the Company under this Article 5 with respect to Purchaser Recoverable Losses or the Purchaser under this Article 5 with respect to Company Recoverable Losses exceed an amount equal to the Purchase Price.

               (b) Notwithstanding any provision in any other Section of this Agreement to the contrary, no Purchaser Recoverable Loss or Company Recoverable Loss will include any indirect, consequential, exemplary, punitive or treble damage (collectively, the "Excluded Damages") suffered by the Purchaser Indemnitees or the Company Indemnitees. The Purchaser hereby releases the Company, to the fullest extent applicable law permits, from liability for all Excluded Damages, and the Company hereby releases the Purchaser, to the fullest extent applicable law permits, from liability for all Excluded Damages.

               5.5 EXCLUSIVE REMEDY. The rights to indemnification set forth in this Article 5 shall be the sole and exclusive remedy of the Purchaser
Indemnitees against the Company and the Company Indemnitees against the Purchaser, respectively, in connection with the Surviving Representations and Warranties (except to the extent that the Purchaser Indemnitees or the Company Indemnitees may have any claim against the other party arising out of or based on fraud).

                                                                    Exhibit 99.1


        6.     MISCELLANEOUS.

               6.1 FINANCIAL STATEMENTS AND OTHER INFORMATION. Upon the written request of the Purchaser, the Company will provide to the Purchaser copies of all financial  statements and other information provided to Wedge pursuant to
Section 3.01 of that certain Debenture Agreement dated July 3, 2002 between the Company and Wedge.

               6.2 EXPENSES. Each of the parties will pay their respective costs and expenses (including legal fees) in connection with this Agreement as a result of the transactions contemplated hereby.

               6.3 NOTICES. All notices and other communications provided for or permitted hereunder must be in writing and will be deemed delivered and received (i) if personally delivered or if delivered by facsimile or courier service, when actually received by the party to whom the notice or communication is sent, or (ii) if deposited with the United States postal service (whether actually received or not), at the close of business on the third San Antonio, Texas business day next following the day when placed in the mail, postage prepaid, certified or registered with return receipt requested, addressed to the appropriate party or parties at the address of that party set forth or referred to below (or at such other address as that party may designate by written notice to each other party in accordance herewith):

                (a)      if to the Company, to:

                               Pioneer Drilling Company
                               9310 Broadway, Building I
                               San Antonio, Texas 78217
                               Attention: President
                               Fax No.: (210) 828-8228

                           with a copy (which will not constitute notice for
                            purposes of this Agreement) to:

                               Baker Botts L.L.P.
                               One Shell Plaza
                               910 Louisiana
                               Suite 3000
                               Houston, Texas  77002-4995
                               Attention:  Ted W. Paris
                               Fax No.:  (713) 220-7738

                (b)      if to the Purchaser, to:

                               Chesapeake Energy Corporation
                               6100 North Western Avenue
                               Oklahoma City, Oklahoma 73118
                               Attention:  Chief Financial Officer
                               Fax No.:  (405) 879-9580

                           with a copy (which will not constitute notice for purposes of this Agreement) to:

                               Commercial Law Group, P.C.
                               2725 Oklahoma Tower
                               210 Park Avenue
                               Oklahoma City, Oklahoma 73102-5643
                               Attention:  Ray Lees
                               Fax No.:  (405) 232-5553



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
                                                                    Exhibit 99.1


               6.4 ENTIRE AGREEMENT; AMENDMENTS. This Agreement, the schedules hereto and the documents specifically referred to herein or executed contemporaneously herewith constitute the entire agreement, understanding, representations and warranties of the parties hereto related to the subject matter hereof and supercede all prior agreements of the parties related to the subject matter hereof. This Agreement may be amended only by an instrument in writing executed by both of the parties hereto. The Company will not amend or modify the Common Stock Purchase Agreement by and between the Company and Wedge dated as of May 18, 2001 or Wedge's rights under the Registration Rights Agreement without the prior written consent of the Purchaser.

               6.5 ASSIGNMENT. This Agreement may be assigned at any time by the Purchaser to an Affiliate (as defined in the Registration Rights Agreement)
without the prior consent of the Company so long as the party to whom this Agreement is assigned agrees in writing to be bound by all terms and conditions contained herein. No other assignment may be made by the Purchaser without the Company's prior written consent. Subject to the provisions of this Section 6.5, this Agreement will inure to the benefit of and be binding on the successors and assigns of each of the parties hereto.

               6.6 BROKERS.

               (a) The Purchaser represents and warrants that it has not engaged, consented to or authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement. The Purchaser hereby agrees to indemnify and hold harmless the Company from and against all fees, commissions or other payments owing to any such person or firm acting on behalf of the Purchaser hereunder.

               (b) The Company has engaged, consented to and authorized Jefferies & Co, Inc. in connection with the transactions contemplated by this Agreement. The Company agreed to pay Jefferies & Company, Inc. ("Jefferies") a commission and to reimburse expenses in accordance with that certain Letter Agreement dated March 19, 2003 between the Company and Jefferies (which the Company will pay in accordance with the terms of that agreement), and the Company agrees to indemnify and hold harmless the Purchaser from and against all fees, commissions or other payments owing by the Company to any other person or firm acting on behalf of the Company hereunder.

               6.7 NO THIRD PARTY RIGHTS. Except as expressly contemplated hereby, nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement.

               6.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, but all of which taken together shall constitute one and the same agreement.

               6.9 HEADINGS: INTERPRETATION. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not limit or affect the meaning or interpretation of this Agreement. Whenever the context requires, references in this Agreement to the singular number shall include the plural and vice versa, and words denoting gender shall include the masculine, feminine and neuter. This Agreement uses the words "herein," "hereof," "hereto" and "hereunder" and words of similar import to refer to this Agreement as a whole and not to any particular provision of this Agreement. As used in this Agreement, the word "including" (and, with correlative meaning, the word "include") means including without limiting the generality of any description preceding that word, and the verbs "shall" and "will" are used interchangeably and have the same meaning.

               6.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to any principles of conflicts of law thereof that would result in the application of the laws of any other jurisdiction.

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
                                                                    Exhibit 99.1


               6.11  ARBITRATION.

     (a) The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiation between executives who have authority to settle the controversy and who are at a higher level of management than the persons with direct responsibility for administration of this Agreement. Any party may give the other party written notice of any dispute not resolved in the normal course of business. Within 15 days after delivery of the notice, the receiving party shall submit to the other party a written response. The notice and response shall include (a) a statement of that party' position and a summary of arguments supporting that position, and (b) the name and title of the executive who will represent that party and of any other person who will accompany the executive. Within 30 days after delivery of the initial notice, the executives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. All reasonable requests for information made by one party to the other will be honored.

     All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

               (b) If the dispute has not been resolved by negotiation as provided herein within 45 days after delivery of the initial notice of negotiation, the parties shall endeavor to settle the dispute by mediation under the CPR Mediation Procedure in effect on the date of this Agreement, provided, however, that if one party fails to participate in the negotiation as provided herein, the other party can initiate mediation prior to the expiration of the 45 days. Unless otherwise agreed, the parties will select a mediator from the CPR Panels of Distinguished Neutrals.

               (c) Any dispute arising out of or relating to this Agreement, including the breach, termination or validity thereof, that has not been resolved by mediation as provided herein within 45 days after initiation of the mediation procedure, shall be finally resolved by arbitration in accordance with the CPR Rules for Non-Administered Arbitration in effect on the date of this Agreement, by three independent and impartial arbitrators, of whom each party shall designate one; provided, however, that if one party fails to participate in either the negotiation or mediation as agreed herein, the other party can commence arbitration prior to the expiration of the time periods set forth above. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. Section 1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be Houston, Texas.

               Each party is required to continue to perform its obligations under this Agreement pending final resolution of any dispute arising out of or relating to this Agreement, unless to do so would be impossible or impractical.

               The arbitrators are not empowered to award damages in excess of compensatory damages and each party expressly waives and foregoes any right to punitive, exemplary or similar damages unless a statute requires that compensatory damages be increased in a specified manner.

               6.12 SEVERABILITY. In case any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and other applications thereof shall not in any way be affected or impaired thereby.


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


                                                                    Exhibit 99.1


     IN WITNESS WHEREOF, this Agreement has been duly executed by the Company and by the Purchaser by their respective officers duly authorized effective as of the date first above written.

                                                  THE COMPANY:

                                                  PIONEER DRILLING COMPANY


                                                  By: /s/ Wm. Stacy Locke
                                                      -------------------------
                                                      Wm. Stacy Locke
                                                      President and CFO



                                                  THE PURCHASER:

                                                  CHESAPEAKE ENERGY CORPORATION


                                                  By: /s/ Martha A. Burger
                                                      -------------------------
                                                       Martha A. Burger
                                                       Senior Vice President





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